UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2017, Riverview Bancorp, Inc. ("Company") and its wholly owned subsidiary, Riverview Community Bank ("Bank"), issued a press release announcing that Director Michael D. Allen retired from the Boards of Directors of the Company and the Bank on April 25, 2017.

Mr. Allen has served as a director of both the Company and the Bank since 2001.  Mr. Allen served as a member of the Board of Directors' Stock Option Committee, Nominating Committee, Personnel/Compensation Committee, the Risk Management Committee and the Senior Loan Committee.  In connection with his announcement of his retirement, Mr. Allen did not cite any disagreement with the Company pertaining to the Company's operations, policies or practices.

To fill the vacancies left on both Boards of Directors by the retirement on Mr. Allen, the Company and the Bank have appointed John A. Karas to both boards. Mr. Karas is Chairman of the Board and an outside Director of Riverview Trust Company, a wholly owned subsidiary of Riverview Community Bank.  Mr. Karas received his B.A. from Willamette University and his Juris Doctor degree from Lewis & Clark Law School's Northwestern School of Law. He is a member of the Oregon, Multnomah County and American Bar Associations and is a Certified Trust and Financial Advisor. Mr. Karas is also active in numerous civic organizations. It is not yet known to which committee(s) of the Company or the Bank Mr. Karas will be appointed.  For additional information concerning Mr. Karas' background, please refer to the press release dated April 28, 2017, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

There are no family relationships between Mr. Karas and any director or other executive officer of the Company or the Bank and Mr. Karas was not appointed as a director pursuant to any arrangement or understanding with any person. Mr. Karas has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press Release dated April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: April 28, 2017	/s/Kevin J. Lycklama
Kevin J. Lycklama
Chief Financial Officer (Principal Financial Officer)